Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2015, relating to the consolidated financial statements of Lantheus Holdings, Inc. and subsidiaries as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014 appearing in Amendment No. 9 to Registration Statement No. 333-196998 on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 24, 2015